SECURITIES AND
                          EXCHANGE
                         COMMISSION
                     Washington, D.C.
                     20549


                            FORM 8-KA
                         CURRENT
REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange
                              Act of 1934


      Date of Report (Date of earliest event reported):
                              August 11, 1999
                     Electrosource, Inc.
    (Exact name of registrant as specified in its charter)



       Delaware                         0-16323
                         74-2466304
       (State or other jurisdiction of    (Commission
                  File Number) (IRA Employer Identification incorporation)
No.)

          2809 IH 35 South                   78666
          San Marcos, Texas                      (Zip Code)
          (Address of principal executive offices)

Registrant's  telephone number, including area code: (512)

7536500







                        Page 1 of 3 Pages

             As Exhibit Index appears on Page 3

Item 4.   Changes in Registrant's Certifying

Accountant.









      Ernst  & Young, L.L.P. resigned as auditors of the
Company effective August 11, 1999. A majority of
the members of the Audit Committee  of
the  Board of  Directors  voted  to
accept   the resignation.
     The  reports  of  Ernst & Young on
the Company's financial statements for the past two fiscal years were qualified due to uncertainty as to the Company's ability to continue as a going concern.
     In  connection  with  the audits of
the Company's financial statements for each of the two fiscal years ended
December  31,
1997,  and  December  31, 1998, there
were no
disagreements  with Ernst  &  Young  on
any  matters of  accounting  principles
or practices, financial statement
disclosure, or auditing scope  and
procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report.
SIGNATURES


      Pursuant to the requirements of the
Securities Exchange Act of  1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELECTROSOURCE, INC.


By:  /s/
     Donald C. Perriello
     Chief Accounting Officer
     Vice President, Finance

Date:     September 2, 1999




EXHIBITS
Exhibit Number
Page
16         Letter  addressed to
Commission from
Ernst  &  Young,
L.L.P.      4

September 2, 1999



Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We  have  read  Item 4 of Form 8-KA
dated September 2,  1999  of
Electrosource,  Inc.  and are in
agreement  with  the  statements
contained  in  the 1st sentence of
the first paragraph  and  the
second and third paragraphs
therein. We have no basis to agree
or disagree  with  other
statements  of  the registrant
contained therein.

                              /s/
ERNST & YOUNG
cc: Electrosource, Inc.